Exhibit 99.1

TOUGHBUILT INDUSTRIES ANNOUNCES SECOND
QUARTER 2022 RESULTS

Company reports revenues of $17.9 million,

a 13% year-over-year increase

Irvine, CA, August 19, 2022 (GLOBE NEWSWIRE) — ToughBuilt Industries, Inc. ("ToughBuilt") (NASDAQ: TBLT; TBLTW), today reported financial results for the second quarter ended June 30, 2022. The Company will discuss the results, and a business update, during the Company’s earnings conference call scheduled for 5:00 p.m. (ET) today.

Second Quarter 2002 and Subsequent Financial Highlights:

●	Revenues for the three months ended June 30, 2022, were approximately $17.9 million, an increase of 12.8% compared to the same period in 2021. The increase in revenue was primarily the result of expanded acceptance of ToughBuilt products. This was a result of recurring orders from existing customers and addition of new customers and new product launches.

●	Operating expenses were approximately $17.3 million in the second quarter of 2022, compared to approximately $10.7 million in the second quarter of 2021. The increase in operating expenses was primarily due to increased shipping costs, headcount, marketing, and advertising, as well as fees related to product research and development.

●	However, compared to Q1 2022, Q2 2022 expenses decreased from 18.5 million to $17.2 million as a result of our operational cost cutting efforts, reduction in shipping costs and slowdown in hiring and general expenditure.

●	Net loss attributable to common stockholders in the second quarter of 2022 was approximately $12.1 million, or $9.45 per share, compared to a net loss of approximately $7.4 million, or $13.64 per share in the second quarter of 2021.

●	Closed $20 million Private Placement priced at a premium to market.

●	Reported $3.56 million in Q2 2022 sales through Amazon.

Michael Panosian, ToughBuilt’s CEO, commented, “The second quarter of 2022 saw sales growth of 13% over the same period last year. We remain focused on expanding the national and global distribution of our product lines and have already seen validating success through partnerships with leading retailers. This expansion of distribution and participating in multiple categories is and will increase revenue to help us reach profitability in 2023.” Panosian continued, “ToughBuilt remains on track to accelerate growth in the second half of the year with the launch of five to ten new product lines and plans to continue to leverage new and existing partnerships. As a result of this initiatives, combined with our cost cutting efforts, we expect to grow approximately 25% in 2022 and are targeting profitability in 2023.”

Second Quarter 2022 Business Highlights:

●	Second quarter 2022 Amazon.com gross sales increased by 41% to approximately $3.54 million, compared to approximately $2.4 million for the second quarter of 2021.

●	Expanded Distribution in Spain and Enters into Supply Agreements with Predominate Hardware Distributor and a Hardware Super-Cooperative.

●	Launched 93 products on Amazon Italy and Amazon Germany.

●	Launched 35 products in Ace Hardware Locations.

The foregoing discussion highlights certain information contained in the Company’s quarterly report on Form 10-Q filed with the U.S. Securities and Exchange Commission (the “SEC”) earlier today and does not intend to be complete. Investors should read the foregoing discussion together with the Company’s unaudited consolidated financial statements and related notes thereto and the Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A) included in the Company’s Form 10-Q, and in conjunction with the Company’s Form 10-K for the year ended December 31, 2021 filed with the SEC on April 18, 2022 available on the SEC’s website at www.sec.gov.

Conference Call Information:

Michael Panosian, Chief Executive Officer, and Martin Galstyan, Chief Financial Officer, will host a conference call to review the Company’s financial and operating results at 5:00pm ET today.

To attend the conference call, please dial one of the teleconference numbers below or follow the live audio webcast here. Attendees are encouraged to dial in to the conference call at least five minutes prior to the start time.

U.S. TOLL-FREE: 1-877-407-9716

INTERNATIONAL: 1-201-493-6779

To listen to a replay of the conference call, please dial one of the teleconference numbers below.

REPLAY U.S. TOLL-FREE: 1-844-512-2921

REPLAY INTERNATIONAL: 1-412-317-6671

REPLAY PIN: 13732326

ABOUT TOUGHBUILT INDUSTRIES, INC.

ToughBuilt is an advanced product design, manufacturer and distributor with emphasis on innovative products. Currently focused on tools and other accessories for the professional and do-it-yourself construction industries. We market and distribute various home improvement and construction product lines for both the do-it-yourself and professional markets under the TOUGHBUILT brand name, within the global multibillion dollar per year tool market industry. All of our products are designed by our in-house design team. Since launching product sales in 2013, we have experienced significant annual sales growth. Our current product line includes three major categories, with several additional categories in various stages of development, consisting of Soft Goods & Kneepads and Sawhorses & Work Products. Our mission is to provide products to the building and home improvement communities that are innovative, of superior quality derived in part from enlightened creativity for our end users while enhancing performance, improving well-being and building high brand loyalty. Additional information about the Company is available at: https://www.toughbuilt.com/.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the impact of the worldwide COVID-19 pandemic and government actions, on our business, (ii) supply chain disruptions, (iii) market acceptance of our existing and new products, (iv) delays in bringing products to key markets; (v) an inability to secure regulatory approvals for the ability to sell our products in certain markets, (vi) intense competition in our industry from much larger, multinational companies, (vii) product liability claims, (viii) product malfunctions, (ix) our limited manufacturing capabilities and reliance on subcontractors for assistance, (x) our efforts to successfully obtain and maintain intellectual property protection covering our products or defend ourselves from third parties’ infringement claims, (xi) our reliance on a single supplier for certain product components, (xii) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain and (xiii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to tariffs, foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction and (xiv) changes in e-commerce marketplaces. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company encourages you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this press release. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company's actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. The forward-looking statements made in this press release are made only as of the date of this press release, and the Company undertakes no obligation to update them to reflect subsequent events or circumstances.

Investor Relations Contact:
KCSA Strategic Communications
David Hanover
toughbuilt@kcsa.com

Source: ToughBuilt Industries, Inc